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                                                                    EXHIBIT 23.6


                          Consent of Ernst & Young AB

     As independent public auditors, we hereby consent to the incorporation by reference in this Registration Statement of United Pan-Europe Communications N.V. on Form S-4 of the English translation of our report dated May 4, 1999, relating to the financial statements as of December 31, 1998 of NBS Nordic Broadband Services AB (publ) Org No. 556536-1598, which report appears in United Pan-Europe Communications N.V.'s Form 8-K/A dated September 17, 1999. The original copy of this report is in the Swedish language. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                   /s/ Ernst & Young AB


Stockholm, Sweden
May 12, 2000